Exhibit 5.1

April 10, 2017

Warrior Met Coal, LLC, to be converted into Warrior Met Coal, Inc.

16243 Highway 216

Brookwood, AL 35444 USA

Re:	Warrior Met Coal, LLC, to be converted into Warrior Met Coal, Inc.

Registration Statement on Form S-1

(File No. 333-216499)

Ladies and Gentlemen:

We have acted as special counsel to Warrior Met Coal, LLC, a Delaware limited liability company, to be converted (the “Conversion”) into Warrior Met Coal, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-1, as amended (File No. 333-216499) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to an underwritten public offering of up to 19,166,667 shares (including up to 2,500,000 shares subject to the Underwriters’ (as defined below) overallotment option) (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), to be sold by the selling stockholders listed in the Registration Statement (the “Selling Stockholders”) pursuant to the terms of an underwriting agreement to be executed by the Company, the Selling Stockholders and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein (the “Underwriters”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of (i) such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter and (ii) the form of Certificate of Conversion pursuant to which the Conversion will be effected (the “Certificate of Conversion”) and the form of the Company’s Certificate of Incorporation to be in effect upon the Conversion (the “Certificate of Incorporation”), in each case in the form filed as an exhibit to the Registration Statement. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed that, upon sale and delivery, the certificates for the Shares will conform to the specimen thereof filed as an exhibit to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered by the registrar for the Common Stock or, if uncertificated, valid book-entry notations for the delivery of the Shares in uncertificated form will have been duly made in the share register of the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

Warrior Met Coal, LLC, to be converted into Warrior Met Coal, Inc. April 10, 2017 Page 2

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, we are of the opinion that when each of the Certificate of Conversion and the Certificate of Incorporation, each in substantially the form thereof filed as an exhibit to the Registration Statement, has been filed with the Secretary of State of the State of Delaware, the Shares will have been duly authorized, validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

B.	This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.